UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2007

ASPREVA PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (250) 744-2488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Executive Officer and Appointment of Director

On July 10, 2007, the Board of Directors of Aspreva Pharmaceuticals Corporation appointed J. William Freytag, Ph.D. as the Chairman of the Board and as Chief Executive Officer of Aspreva, succeeding Richard M. Glickman, effective immediately. On May 2, 2007, Mr. Glickman advised the Board of his intention to resign as Aspreva’s Chief Executive Officer for personal reasons as set forth in a Current Report on Form 8-K (File No. 000-51169), dated May 2, 2007, and filed with the U.S. Securities and Exchange Commission on May 4, 2007.  Mr. Glickman will remain as a non-employee member of our Board of Directors.

Dr. Freytag, age 55, served as President, Chief Executive Officer and a director of Myogen, Inc., a publicly-held pharmaceutical company, from 1998 to 2006, and as Chairman of the board of directors of Myogen, Inc. from 2000 to 2006. From October 1994 to May 1998, he served as a Senior Vice President of Somatogen, Inc., a pharmaceutical company, where he was responsible for corporate and commercial development. From May 1990 to September 1994, Dr. Freytag served as President of Research and Development at Boehringer Mannheim Corporation, an international healthcare company. Prior to joining Boehringer Mannheim, he worked for ten years at DuPont Medical Products in various research and business positions. Dr. Freytag holds a B.S. in Biochemistry from Purdue University and a Ph.D. in Biochemistry from the University of Kansas Medical Center. Dr. Freytag is a member of the board of directors of Immunicon Corporation, a publicly-held biotechnology company.

Employment Agreement with Principal Executive Officer

On July 10, 2007, we entered into an employment agreement, or the Employment Agreement, with Dr. Freytag as Chairman of the Board and Chief Executive Officer. Pursuant to the Employment Agreement, Dr. Freytag will receive an annual base salary of $625,000 USD, subject to increases at the discretion of the Board of Directors.  Dr. Freytag is eligible for a discretionary performance bonus of up to 100% of his annual base salary as determined by the Board of Directors, with a maximum possible bonus of up to 125% of his annual base salary as determined by the Board of Directors. Dr. Freytag’s bonus for 2007 will be equal to 100% of his annual salary and will be pro-rated.  We will also reimburse Dr. Freytag for all reasonable expenses associated with his relocation to Victoria, British Columbia.

We expect to grant Dr. Freytag a stock option to purchase 700,000 common shares pursuant to our 2002 Incentive Stock Option Plan at the next meeting of our Compensation Committee.  The shares subject to the stock option will vest as to 1/48th of the shares monthly over four years.  Our 2002 Incentive Stock Option Plan is filed as an attachment to our Proxy Statement for our 2007 Annual and Special General Meeting of Shareholders held on May 31, 2007, as set forth in a Current Report on Form 8-K (File No. 000-51169), dated April 27, 2007, and filed with the U.S. Securities and Exchange Commission on April 27, 2007, and the form of stock option agreement is filed as Exhibit 10.4 to our Registration Statement on Form F-1 (No. 333-122234) filed with U.S. Securities and Exchange Commission on January 24, 2005, as amended.

Under the Employment Agreement, either Aspreva or Dr. Freytag may terminate his employment at any time. If we terminate Dr. Freytag’s employment without cause we are obligated to pay to Dr. Freytag a lump sum of up to 12 months of his then current base salary plus any guaranteed portion of any bonus. We are also obligated to pay for the maintenance of Dr. Freytag’s benefits for a period of up to 12 months following the termination of his employment, or until he obtains new employment with similar benefits.  In addition, 50% of his unvested stock options will immediately vest.

Change in Control Agreement with Principal Executive Officer

On July 10, 2007, we entered into a change in control agreement with Dr. Freytag, or the Change in Control Agreement. If within 12 months following a change of control of Aspreva, Dr. Freytag terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Dr. Freytag a lump sum equal to 18 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Dr. Freytag’s benefits for the 18 month period, or until he obtains new employment with similar benefits, and his unvested stock options will immediately vest.

The summary of the Employment Agreement and Change in Control Agreement contained herein is qualified in its entirety by reference to the full text of the Employment Agreement and Change in Control Agreement, which are attached hereto as Exhibits 10.35 and 10.36, respectively, and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)              Exhibits:

Exhibit No.	Description

10.35	Employment Agreement between the Registrant and J. William Freytag, Ph.D., dated July 10, 2007.

10.36	Change in Control Agreement between the Registrant and J. William Freytag, Ph.D., dated July 10, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: July 12, 2007
	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.35	Employment Agreement between the Registrant and J. William Freytag, Ph.D., dated July 10, 2007.

10.36	Change in Control Agreement between the Registrant and J. William Freytag, Ph.D., dated July 10, 2007.